ZYCPA Company Limited
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Home Touch Holding Company

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Home Touch Holding Company and Subsidiaries dated April 9, 2009, in the Registration Statement on Form S-1 and related Prospectus of Home Touch Holding Company for the registration of shares of its common stock.

ZYCPA Company Limited.

ZYCPA Company Limited
(Formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)
Certified Public Accountants

Hong Kong, China
April 20, 2009